UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On November 8, 2017, KBS Strategic Opportunity REIT, Inc. (the “Company”, “we”, “our” or “us”), through 11 wholly owned subsidiaries, sold 11 of its properties (the “Singapore Portfolio”) to various subsidiaries of Keppel-KBS US REIT, a newly formed Singapore real estate investment trust (the “SREIT”) that was listed on the Singapore Stock Exchange (the “Singapore Transaction”). The sale price of the Singapore Portfolio was $804 million, before third-party closing costs of approximately $7.7 million and excluding any disposition fees payable to KBS Capital Advisors LLC, the Company’s external advisor. The sale price was primarily determined based on real estate valuations performed by independent third-party valuation firms. The Singapore Portfolio consists of the following properties: 1800 West Loop, Westech 360 (part of the Austin Suburban Portfolio), Great Hills Plaza (part of the Austin Suburban Portfolio), Westmoor Center, Iron Point Business Park, the Plaza Buildings, Bellevue Technology Center, Northridge Center I and II, West Loop I and II, Powers Ferry Landing East, and Maitland Promenade II. In connection with the Singapore Transaction, the Company repaid $401.7 million of outstanding debt secured by the properties in the Singapore Portfolio. The Company also used approximately $52.5 million of the proceeds to acquire shares in the SREIT representing a 9.5% ownership interest. Currently, the SREIT does not own any properties other than the Singapore Portfolio.  The SREIT was established with the investment strategy of principally investing, directly or indirectly, in a diversified portfolio of income-producing commercial assets and real estate-related assets in the key growth markets of the United States.
The SREIT will be externally managed by a joint venture (the “Manager”) between (i) an entity in which Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter McMillan III, the Company’s President and Chairman of the board of directors, will have an indirect ownership interest and (ii) Keppel Capital Holding Pte. Ltd., which is not affiliated with the Company. The SREIT is expected to pay certain purchase and sale commissions and asset management fees to the Manager in exchange for the provision of certain management services.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information.
KBS Strategic Opportunity REIT, Inc.

Summary of Unaudited Pro Forma Financial Statements	F-1
Unaudited Pro Forma Balance Sheet as of June 30, 2017	F-2
Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 2017	F-4
Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2016	F-6

1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: November 9, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary

2

KBS STRATEGIC OPPORTUNITY REIT, INC.
SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following pro forma information should be read in conjunction with the consolidated balance sheet and notes of KBS Strategic Opportunity REIT, Inc. (“KBS SOR”) as of June 30, 2017, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2016 and for the six months ended June 30, 2017, and the notes thereto. The consolidated financial statement of KBS SOR as of and for the year ended December 31, 2016 and the consolidated financial statements as of and for the six months ended June 30, 2017 have been included in KBS SOR’s prior filings with the SEC.
The unaudited pro forma balance sheet as of June 30, 2017 has been prepared to give effect to the disposition of 11 of its properties, 1800 West Loop, Westech 360 (part of the Austin Suburban Portfolio), Great Hills Plaza (part of the Austin Suburban Portfolio), Westmoor Center, Iron Point Business Park, the Plaza Buildings, Bellevue Technology Center, Northridge Center I and II, West Loop I and II, Powers Ferry Landing East, and Maitland Promenade II (the “Singapore Portfolio”), as if the disposition occurred on June 30, 2017.
The unaudited pro forma statements of operations for the six months ended June 30, 2017 and for the year ended December 31, 2016 have been prepared to give effect to the disposition of the Singapore Portfolio on November 8, 2017, as if such disposition occurred on January 1, 2016.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the disposition of the Singapore Portfolio been consummated as of the dates indicated.

KBS STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA BALANCE SHEET
As of June 30, 2017
(in thousands, except share and per share amounts)

		Pro Forma Adjustments
	KBS Strategic Opportunity REIT Historical (a)	Singapore Portfolio (b)		Pro Forma Total
Assets
Real estate held for investment, net	$1,135,443	$(518,691)		$616,752
Real estate equity securities	39,844	—		39,844
Real estate debt securities, net	17,534	—		17,534
Total real estate and real estate-related investments, net	1,192,821	(518,691)		674,130
Cash and cash equivalents	100,511	321,565	(c)	422,076
Restricted cash	21,497	—		21,497
Investments in unconsolidated joint ventures	14,916	—		14,916
Investment in SREIT	—	52,548		52,548
Rents and other receivables, net	30,611	(20,465)		10,146
Above-market leases, net	457	(292)		165
Prepaid expenses and other assets	41,689	(12,345)		29,344
Total assets	$1,402,502	$(177,680)		$1,224,822
Liabilities and equity
Notes and bonds payable, net	1,033,230	(393,186)	(d)	640,044
Accounts payable and accrued liabilities	29,059	—		29,059
Due to affiliate	26	—		26
Below-market leases, net	4,914	(701)		4,213
Other liabilities	23,754	(3,161)		20,593
Redeemable common stock payable	11,067	—		11,067
Total liabilities	1,102,050	(397,048)		705,002
Commitments and contingencies
Redeemable common stock	—	—		—
Equity
KBS Strategic Opportunity REIT, Inc. stockholders' equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—		—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 56,639,546 issued and outstanding as of June 30, 2017	566	—		566
Additional paid-in capital	455,221	—		455,221
Cumulative distributions and net (losses) income	(158,080)	219,368		61,288
Accumulated other comprehensive income	849	—		849
Total KBS Strategic Opportunity REIT, Inc. stockholders’ equity	298,556	219,368		517,924
Noncontrolling interests	1,896	—		1,896
Total equity	300,452	219,368		519,820
Total liabilities and equity	$1,402,502	$(177,680)		$1,224,822

KBS STRATEGIC OPPORTUNITY REIT, INC.
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
As of June 30, 2017

(a)	Historical financial information derived from KBS SOR’s Quarterly Report on Form 10-Q as of June 30, 2017.

(b)	Represents adjustments to reflect the disposition of the Singapore Portfolio. The sale price of the Singapore Portfolio was $804.0 million, excluding closing costs.

(c)	Represents the amount of proceeds from the Singapore Portfolio disposition after the repayment of $393.9 million of outstanding debt secured by the properties in the Singapore Portfolio.

(d)
Represents the required repayment of the outstanding debt due under the mortgages secured by the properties in the Singapore Portfolio. As of June 30, 2017, the aggregate outstanding principal balance of the loans was $393.9 million.

KBS STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2017
(in thousands, except share and per share amounts)

		Pro Forma Adjustments
	KBS Strategic Opportunity REIT Historical (a)	Singapore Portfolio (b)	Pro Forma Total
Revenues:
Rental income	$62,350	$(31,779)	$30,571
Tenant reimbursements	12,094	(8,269)	3,825
Other operating income	2,540	(1,891)	649
Interest income from real estate debt securities	760	—	760
Dividend income from real estate equity securities	489	—	489
Total revenues	78,233	(41,939)	36,294
Expenses:
Operating, maintenance, and management	22,207	(11,239)	10,968
Real estate taxes and insurance	10,152	(5,803)	4,349
Asset management fees to affiliate	5,603	(2,534)	3,069
General and administrative expenses	3,123	(30)	3,093
Foreign currency transaction loss (gain), net	7,097	—	7,097
Depreciation and amortization	29,908	(14,896)	15,012
Interest expense	19,709	(6,187)	13,522
Total expenses	97,799	(40,689)	57,110
Other income (loss):
Income from unconsolidated joint venture	1,869	—	1,869
Other interest income	196	(7)	189
Equity in loss of unconsolidated joint venture	(1,776)	—	(1,776)
Gain on sale of real estate	34,028	—	34,028
Total other income, net	34,317	(7)	34,310
Net income	14,751	(1,257)	13,494
Net loss attributable to noncontrolling interests	3	—	3
Net income attributable to common stockholders	$14,754	$(1,257)	$13,497
Net income per common share, basic and diluted	$0.26		$0.24
Weighted-average number of common shares outstanding, basic and diluted	56,748,125		56,748,125

KBS STRATEGIC OPPORTUNITY REIT, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2017

(a)	Historical financial information derived from KBS SOR’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017.

(b)	Amounts represent the historical operations of the Singapore Portfolio as reflected in the historical statement of operations of KBS SOR for the six months ended June 30, 2017.

KBS STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016
(in thousands, except share and per share amounts)

		Pro Forma Adjustments
	KBS Strategic Opportunity REIT Historical (a)	Singapore Portfolio (b)	Pro Forma Total
Revenues:
Rental income	$106,330	$(66,430)	$39,900
Tenant reimbursements	20,762	(14,516)	6,246
Interest income from real estate loans receivable	3,655	—	3,655
Interest income from real estate debt securities	110	—	110
Other operating income	3,387	(3,229)	158
Total revenues	134,244	(84,175)	50,069
Expenses:
Operating, maintenance, and management	41,906	(25,255)	16,651
Real estate taxes and insurance	16,887	(10,566)	6,321
Asset management fees to affiliate	9,628	(5,281)	4,347
Real estate acquisition fees to affiliate	2,964	—	2,964
Real estate acquisition fees and expenses	543	—	543
General and administrative expenses	5,781	(41)	5,740
Foreign currency transaction loss, net	2,997	—	2,997
Depreciation and amortization	52,051	(33,100)	18,951
Interest expense	29,249	(12,774)	16,475
Total expenses	162,006	(87,017)	74,989
Other income (loss):
Other interest income	44	(3)	41
Equity in loss of unconsolidated joint venture	(1,408)	—	(1,408)
Total other loss, net	(1,364)	(3)	(1,367)
Net loss	(29,126)	2,839	(26,287)
Net loss attributable to noncontrolling interests	208	—	208
Net loss attributable to common stockholders	$(28,918)	$2,839	$(26,079)
Net loss per common share, basic and diluted	$(0.50)		$(0.45)
Weighted-average number of common shares outstanding, basic and diluted	58,273,335		58,273,335

KBS STRATEGIC OPPORTUNITY REIT, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016

(a)	Historical financial information derived from KBS SOR’s Annual Report on Form 10-K for the year ended December 31, 2016.

(b)	Amounts represent the historical operations of the Singapore Portfolio as reflected in the historical statement of operations of KBS SOR for the year ended December 31, 2016.